VOTING AGREEMENT, dated as of January 21, 1994 (this
          "Agreement"), between NATIONAL AMUSEMENTS, INC., a Maryland
           ---------
          corporation (the "Stockholder"), and PARAMOUNT COMMUNICATIONS
                            -----------
          INC., a Delaware corporation ("Paramount").
                                         ---------

                   WHEREAS, Viacom Inc., a Delaware corporation
          ("Viacom"), and Paramount propose to enter into an Agreement
            ------
          and Plan of Merger, dated as of the date hereof (the "Merger
                                                                ------
          Agreement"), which provides, among other things, that Paramount
          ---------
          will merge with Viacom pursuant to the merger contemplated by the Merger Agreement (the "Merger");
                                     ------

                   WHEREAS, as of the date hereof, the Stockholder owns
          (i) 45,547,214 shares of Class A Common Stock, par value $.01 per share, of Viacom ("Viacom Class A Common Stock") and
                                 ---------------------------
          (ii) 46,565,414 shares of Class B Common Stock, par value $.01 per share, of Viacom ("Viacom Class B Common Stock"; together
                                 ---------------------------
          with the Viacom Class A Common Stock, the "Viacom Common
                                                     -------------
          Stock"); and
          -----

                   WHEREAS, as a condition to the willingness of Paramount to enter into the Merger Agreement, Paramount has required that the Stockholder agree, and in order to induce Paramount to enter into the Merger Agreement, the Stockholder has agreed, to enter into this Agreement with respect to all the shares of Viacom Class A Common Stock now owned and which may hereafter be acquired by the Stockholder (the "Shares").
                                                             ------

                   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                     ARTICLE I

                                  VOTING OF SHARES
                                  ----------------

                   SECTION 1.01.  Voting Agreement.  The Stockholder
                                  ----------------
          hereby agrees that during the time this Agreement is in effect, at any meeting of the stockholders of Viacom, however called, and in any action by consent of the stockholders of Viacom, the Stockholder shall vote the Shares: (a) in favor of the Merger, the Merger Agreement (as amended from time to time) and the transactions contemplated by the Merger Agreement, including, but not limited to, the amendments to the Certificate of Incorporation of Viacom contemplated thereby, and (b) against any proposal for any recapitalization, merger, sale of assets or other business



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                                          2




          combination between Viacom and any person or entity (other than the Merger and any merger of Blockbuster Entertainment Corporation, a Delaware corporation ("Blockbuster"), with
                                                -----------
          Viacom) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Viacom under the Merger Agreement or which could result in any of the conditions to Viacom's obligations under the Merger Agreement not being fulfilled.
          The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.


                                     ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER
                 -------------------------------------------------

                   The Stockholder hereby represents and warrants to Paramount as follows:

                   SECTION 2.01.  Authority Relative to This Agreement.
                                  ------------------------------------
          The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Stockholder and the consummation by the Stockholder of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Stockholder, and no other corporate proceedings on the part of the Stockholder are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Paramount, constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

                   SECTION 2.02.  No Conflict.  (a)  The execution and
                                  -----------
          delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, (i) conflict with or violate the Certificate of Incorporation or By-laws or equivalent organizational documents of the Stockholder, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Stockholder or by which the Shares are bound or affected or
          (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or the Shares are bound or affected, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                   (b) The execution and delivery of this Agreement by the Stockholder do not, and the performance of this Agreement by the Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity (as such term is defined in the Merger Agreement) except for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Stockholder of its obligations under this Agreement.

                   SECTION 2.03.  Title to the Shares.  As of the date
                                  -------------------
          hereof, the Stockholder is the record and beneficial owner of 45,547,214 shares of Viacom Class A Common Stock. Other than 46,565,414 shares of Viacom Class B Common Stock of which the Stockholder is the record and beneficial owner, such Shares are all the securities of Viacom owned, either of record or beneficially, by the Stockholder. The Shares are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, charges and other encumbrances of any nature whatsoever (other than a voting agreement entered into in connection with the merger of Blockbuster and Viacom). The Stockholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares.


                                    ARTICLE III

                            COVENANTS OF THE STOCKHOLDER
                            ----------------------------

                   SECTION 3.01.  No Inconsistent Agreements.  The
                                  --------------------------
          Stockholder hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, the Stockholder shall not enter into any voting agreement or grant a proxy or power of attorney with respect to the Shares which is inconsistent with this Agreement (it being agreed that any voting agreement entered into in connection with a merger of Viacom and Blockbuster shall not be deemed to be inconsistent with this Agreement.)

                   SECTION 3.02.  Transfer of Title.  The Stockholder
                                  -----------------
          hereby covenants and agrees that the Stockholder shall not transfer record or beneficial ownership of any of the Shares unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement.

                                     ARTICLE IV

                                   MISCELLANEOUS
                                   -------------

                   SECTION 4.01.  Termination.  This Agreement shall
                                  -----------
          terminate upon the termination of the Merger Agreement.

                   SECTION 4.02.  Specific Performance.  The parties
                                  --------------------
          hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                   SECTION 4.03.  Entire Agreement.  This Agreement
                                  ----------------
          constitutes the entire agreement between Paramount and the Stockholder with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between Paramount and the Stockholder with respect to the subject matter hereof.

                   SECTION 4.04.  Amendment.  This Agreement may not be
                                  ---------
          amended except by an instrument in writing signed by the parties hereto.

                   SECTION 4.05.  Severability.  If any term or other
                                  ------------
          provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable or being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

                   SECTION 4.06.  Governing Law.  Except to the extent
                                  -------------
          that the General Corporation Law of the State of Delaware is mandatorily applicable to the rights of the stockholders of Viacom, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

                   IN WITNESS WHEREOF, the Stockholder and Paramount have caused this Agreement to be duly executed on the date hereof.


                                        NATIONAL AMUSEMENTS, INC.



                                        By________________________
                                          Name:
                                          Title:


                                        PARAMOUNT COMMUNICATIONS INC.



                                        By________________________
                                          Name:
                                          Title: